Exhibit 10.1

SERIES A-1 AND A-2 EXCHANGE AGREEMENT

This SERIES A-1 AND A-2 EXCHANGE AGREEMENT (the “Agreement”), dated as of October 6, 2015, is made by and among Inventergy Global, Inc., a Delaware corporation (f/k/a eOn Communications Corporation, a Delaware corporation), with headquarters located at 900 E. Hamilton Avenue, Suite 180, Campbell, CA 95008 (the “Company”), and the investor listed on the signature page attached hereto (the “Holder”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement (as defined below).

A.           Pursuant to (i) that certain Securities Purchase Agreement dated as of May 10, 2013, by and among Inventergy, Inc., a Delaware corporation, the Holder and/or certain other investors party thereto (“Series A-1 Securities Purchase Agreement”), Inventergy, Inc. sold to the Holder (or to the Holder’s predecessor-in-interest), among other things, a series of convertible preferred stock of Inventergy, Inc. designated as Series A-1 Convertible Preferred Stock (the “Private Company Series A-1 Preferred Stock”), the terms of which are set forth in the certificate of designation for such series of preferred stock (the “Private Company Series A-1 Certificate of Designations”) in the form attached thereto and (ii) that certain Securities Purchase Agreement dated as of May 17, 2013, by and among Inventergy, Inc. the Holder and/or certain other investors party thereto (“Series A-2 Securities Purchase Agreement”, and together with the Series A-2 Securities Purchase Agreement, collectively, the “Securities Purchase Agreement”), Inventergy, Inc. sold to the Holder (or to the Holder’s predecessor-in-interest), among other things, a series of convertible preferred stock of Inventergy, Inc. designated as Series A-2 Convertible Preferred Stock (the “Private Company Series A-2 Preferred Stock”, and together with the Series A-1 Preferred Stock, collectively, the “Private Company Preferred Stock”), the terms of which are set forth in the certificate of designation for such series of preferred stock (the “Private Company Series A-2 Certificate of Designations”, and together with the Series A-1 Certificate of Designations, collectively, the “Private Company Certificate of Designations”) in the form attached thereto. In accordance with that certain Agreement of Merger and Plan of Reorganization, dated December 17, 2013, on June 6, 2014 Inventergy, Inc. merged with a subsidiary of the Company and the Company issued to the Holder, in exchange for the Private Company Preferred Stock, one or both (as appropriate) of two new series of convertible preferred stock of the Company designated as Series A-1 Convertible Preferred Stock and Series A-2 Convertible Preferred Stock (collectively, the “Preferred A Stock”), the terms of which are set forth in the certificate of designation for each series of preferred stock (collectively, the “Certificate of Designations”) in the form attached thereto).

B.           The Company and the Holder desire to exchange all of the Preferred A Stock held by the Holders (in such aggregate number as set forth on the signature page of the Holder attached hereto, collectively, the “Preferred Shares”) for shares of Common Stock (in such aggregate number as set forth on the signature page of the Holder attached hereto, collectively, the “Exchange Shares”) pursuant to the terms hereof in a transaction undertaken in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “1933 Act”).

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C.           The Company is negotiating, and intends to implement, the exchange of other Preferred Shares that is currently outstanding by entering into agreements (the “Other Agreements”) in substantially the same form as this Agreement with other holders of Preferred Shares (the “Other Holders”).

NOW THEREFORE, in consideration of the foregoing mutual premises and the covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt, and legal adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.           INCORPORATION OF PREMISES; CAPITALIZED TERMS.

(a)          The Company and the Holder agree that the premises of this Agreement set forth above are incorporated into and form an integral part of this Agreement.

(b)          Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Securities Purchase Agreement.

2.           ISSUANCE OF EXCHANGE SHARES.

Subject to the satisfaction (or waiver) of the conditions set forth in Section 5 and 6 below, the Company and the Holder hereby agree that, on the Closing Date (as defined below) all the Preferred Shares held by the Holder shall be exchanged into the Exchange Shares (the “Exchange”). After such Exchange, including, without limitation, the delivery of the Exchange Shares pursuant to the provisions of Section 3(a) below: (i) all of the Company's obligations under Sections 1(e), 4(e), 4(h), 4(l), 4(i), 4(n), 4(t), 4(u) and 4(v) of the Series A-1 Securities Purchase Agreement shall be irrevocably waived by the Holder and the Company and (ii) all of the Holder’s and the Company’s rights and obligations under Sections4(e), 4(h), 4(i), 4(j),4(l), 4(n), 4(r), 4(s) and 4(u) of the Series A-2 Securities Purchase Agreement shall be irrevocably waived by the Holder and the Company.

3.           EXCHANGE; CLOSING.

(a)          Procedure. At the Closing (as defined in Section 3(b) hereof), the Company shall credit to the balance account of the Holder with The Depository Trust Company through its Deposit/Withdrawal at Custodian (“DWAC”) system (with such DWAC Instructions as specified on the Holder's signature page attached hereto or as otherwise specified in writing by the Holder to the Company prior to the Closing), the number of Exchange Shares as set forth on the Holder's signature page attached hereto, and effective upon receipt of such Exchange Shares, the Preferred Shares held by the Holder will be deemed cancelled and all rights of the Holder thereunder will terminate. As soon as commercially practicable following the Closing Date (as defined in Section 3(b)), the Holder shall return the original certificates with respect to the Preferred Shares to the Company (or a lost certificate affidavit in form and substance reasonably acceptable to the Company).

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(b)          Closing. The date and time of the closing (the “Closing”) of the transactions specified in Sections 2 and 3(a) above (the “Closing Date”) shall be 10:00 a.m., New York City Time, on or before the 3rd Trading Day following the date hereof (or such other date and time as is mutually agreed to by the Company and the Holder), subject to the notification of satisfaction (or waiver) of the conditions to Closing set forth in Sections 5 and 6 hereof. The Closing shall occur at the offices of Kelley Drye & Warren LLP, 101 Park Avenue, New York, NY 10178 and may be undertaken remotely by electronic exchange of documentation.

(c)          Buy-In. If the Company shall fail for any reason or for no reason to issue to the Holder on the Closing Date the Exchange Shares by electronic delivery at the applicable balance account at DTC, and if on or after the Closing Date the Holder effects a Buy-In (as defined in the Preferred Shares), then the Company shall, within three (3) Trading Days after the Holder's request and in the Holder's discretion, either (i) pay the Buy-In Price (as defined in the Certificate of Designations) in cash, at which point the Company's obligation to deliver such Exchange Shares shall terminate, or (ii) promptly honor its obligation to electronically deliver to the Holder such unlegended Exchange Shares as provided above and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) any trading price of the Common Stock selected by the Holder in writing as in effect at any time during the period beginning on the date hereof and ending on the date the Company satisfies its obligations in full pursuant to this Section 3(c).

4.           REPRESENTATIONS, AGREEMENTS, WARRANTIES AND COVENANTS.

(a)          Holder Representations, Warranties and Covenants. The Holder hereby represents and warrants to the Company that:

(i)          Authorization; Enforcement; Validity. The Holder has the power and authority to execute and deliver this Agreement and perform its obligations hereunder; and this Agreement and the transactions contemplated hereby have been duly authorized by the Holder. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(ii)         No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the consummation by the Holder of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Holder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

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(iii)        Title to Preferred Shares. The Holder is the beneficial owner and sole legal owner of, and has good and valid title to, the Preferred Shares, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto other than encumbrances by one or more brokers of the Holder, which shall terminate upon the Closing, and encumbrances under federal or state securities laws (“Claims”). The Holder has not, in whole or in part, (i) assigned, transferred, hypothecated, pledged or otherwise disposed of the Preferred Shares or its rights in the Preferred Shares, or (ii) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to the Preferred Shares. Good and valid title to the Preferred Shares, free and clear of any Claims, will pass to the Company upon consummation of the transaction contemplated hereby.

(b)          Company Representations, Warranties and Covenants. The Company hereby represents, warrants, agrees and covenants, as applicable, to and with the Holder that:

(i)          Solvency. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have knowledge that its creditors or its Subsidiaries' creditors intend to initiate involuntary bankruptcy proceedings or knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby will not be, Insolvent.

(ii)         Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, individually or taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform any of its obligations hereunder.

(iii)        Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Exchange Shares in accordance with the terms hereof. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including, without limitation, the issuance of the Exchange Shares, have been duly authorized by the Company's Board of Directors and no further filing, consent or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement has been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

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(iv)        Issuance of Securities. The issuance of the Exchange Shares is duly authorized and, upon issuance in accordance with the terms hereof, the Exchange Shares shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens and charges and other encumbrances with respect to the issue thereof and the Exchange Shares shall be fully paid and nonassessable with the holder thereof being entitled to all rights accorded to a holder of Common Stock. The offer and issuance by the Company of the Exchange Shares in conformity with this Agreement constitute transactions exempt from registration under the 1933 Act pursuant to Section 3(a)(9) of the 1933 Act. The Exchange Shares will not bear any restrictive legend and will be freely tradable without any restrictions or limitations under applicable securities laws, rules and regulations. For the purposes of Rule 144, the Company acknowledges that the holding period of the Exchange Shares may be tacked onto the holding period of the Preferred Shares and the Company agrees not to take a position contrary to this Section 3(b)(iv).

(v)         No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the Exchange Shares) will not (i) result in a violation of the Company's Certificate of Incorporation or Bylaws or other organizational documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or the articles of association or bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of Principal Market and including all applicable foreign, federal laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

(vi)        Consents. The Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, and the Company is unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings contemplated by this Agreement. The Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future. The issuance by the Company of the Exchange Shares shall not have the effect of delisting or suspending the Common Stock from the Principal Market.

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(vii)       Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or adversely affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company's Subsidiaries or any of the Company's or its Subsidiaries' officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

(viii)      Disclosure of Transactions and Other Material Information. The Company shall file a current report on Form 8-K (the “8-K Filing”) on or before 9:00 a.m., New York City time, on the first Business Day after the date hereof, in the form required by the 1934 Act, relating to the transactions contemplated by this Agreement and the Other Agreements and attaching a form of this Agreement (including, without limitation, all schedules and exhibits to such agreement, if any) as an exhibit to such filing. From and after the filing of the 8-K Filing with the SEC, the Holder shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, Affiliates (as defined in the Preferred Shares), employees or agents, that is not disclosed in the 8-K Filing. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, Affiliates, employees or agents, on the one hand, and the Holder or any of its Affiliates, on the other hand, shall terminate. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, Affiliates, employees and agents, not to, provide the Holder with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of the Holder. To the extent that the Company, any of its Subsidiaries or any of their respective officers, directors, Affiliates, employees or agents delivers any material, non-public information to the Holder without the Holder's consent, the Company hereby covenants and agrees that the Holder's shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, Affiliates, employees or agents with respect to, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, Affiliates, employees or agents not to trade on the basis of, such material, non-public information. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company.

(ix)         Listing. The Company shall promptly secure the listing of all of (i) the Exchange Shares and (ii) any capital stock of the Company issued or issuable with respect to the Exchange Shares, as applicable, as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise (the “Listed Securities”) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall use commercially reasonable efforts to maintain such listing of all Listed Securities. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 3(b)(x).

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(x)          Reporting Status. Until the earlier of (i) the date on which the Holder has sold all the Exchange Shares and (ii) the date on which the Holder may sell all of the Exchange Shares without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the 1933 Act, the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

(xi)         No Integration Actions. None of the Company, any of its Affiliates or any Person acting on behalf of the Company or such Affiliate will sell, offer for sale or solicit offers to buy in respect of any security (as defined in the 1933 Act) that would be integrated with the issuance of the Exchange Shares in a manner that would require the registration under the 1933 Act of the issuance to the Holder or require shareholder approval under the rules and regulations of the Principal Market, and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the 1933 Act or the rules and regulations of the Principal Market with the issuance of Exchange Shares contemplated hereby.

(xii)        Reservation of Shares. From the date hereof until the Closing, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the maximum number of Exchange Shares issuable under this Agreement and the Other Agreements.

5.           CONDITIONS TO ComPANY'S OBLIGATIONs hereunder.

The obligations of the Company to the Holder hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing the Holder with prior written notice thereof:

(a)          The Holder shall have duly executed this Agreement and delivered the same to the Company; and

(b)          The representations and warranties of the Holder shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and the Holder shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Holder at or prior to the Closing Date.

6.           CONDITIONS TO HOLDER'S OBLIGATIONs HEREUNDER.

The obligations of the Holder hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Holder's sole benefit and may be waived by the Holder in respect of itself at any time in its sole discretion by providing the Company with prior written notice thereof:

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(a)          The Company shall have duly executed this Agreement and delivered the same to the Holder;

(b)          The Company shall have obtained the listing of all of the Exchange Shares on each Eligible Market on which the Common Stock is then listed for trading;

(c)          The representations and warranties of the Company under this Agreement shall be true and correct in all respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date;

(d)          The Common Stock (i) shall be designated for quotation or listed on the Principal Market and (ii) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market;

(e)          Counsel for the Company shall have delivered a legal opinion to the Company's transfer agent instructing the transfer agent to deliver the Exchange Shares as set forth on the Holder's signature page attached hereto, to the Holder's balance account with The Depository Trust Company through its Deposit / Withdrawal at Custodian system in accordance with the provisions of Section 3(a) hereof, and the Company's transfer agent shall have delivered such Exchange Shares to such balance account;

(f)          The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the transactions contemplated hereby; and

(g)          Since the date hereof, no event that could be reasonably expected to cause a Material Adverse Effect shall have occurred.

7.           LEAK OUT of EXCHANGE SHARES.

(a)          Designation of Exchange Shares; No Sales on Trading Day immediately following the date hereof. For purposes of this Section 7, the Company and the Holder hereby designates such portion of the Exchange Shares as indicated on the signature page of the Holder attached hereto as “Partial Restricted Shares” and such other portion of the Exchange Shares as indicated on the signature page of the Holder attached hereto as “Full Restricted Shares”. The Partial Restricted Shares shall be twelve percent (12%) of the total number of Exchange Shares, and the Full Restricted Shares shall be eighty eight percent (88%) of the total number of Exchange Shares. On the Trading Day immediately following the date hereof, neither the Holder, nor any of its Affiliates (as defined below), shall sell any Exchange Shares.

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(b)          Leak Out of Partial Restricted Shares. During the period commencing on the 2nd Trading Day following the date hereof and ending on the earlier of: (i) the time of release (whether by termination of an applicable leak-out agreement or otherwise), in whole or in part, of any securities of the Company from all, or any part, of any leak-out agreement, transfer or sale restrictions set forth in any Other Agreement or (ii) any breach by the Company of any term of this Agreement that is not cured within 5 business days following delivery of written notice of such breach by the Holder to the Company, neither the Holder, nor any of its Affiliates, collectively, shall sell, on any Trading Day, more Partial Restricted Shares (which, for purposes of calculating the limitations set forth in this provision, shall be aggregated with any “Partial Restricted Shares” designated in any Other Agreement entered into with the Holder), collectively, than (x) if prior to the sixth (6th) Trading Day after the Closing Date, ten percent (10%) or (y) if on or after the sixth (6th) Trading Day after the Closing Date, twenty percent (20%), in each case, of that day’s composite trading volume of the Common Stock as reported by Bloomberg, LP (in each case, subject to adjustment for any stock splits or combinations, stock dividends, recapitalizations or similar event after the date hereof). For the purpose of this Section 7, “Affiliate” means, with respect to any specified Person, (x) any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including, without limitation, any partner, officer, director, member of such Person and any fund now or hereafter existing that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, such Person or (y) if such Person is a natural person, such Person’s spouse, lineal descendant (including any adopted child or adopted grandchild) or other family member, or a custodian or trustee of any trust, partnership or limited liability company for the benefit of, in whole or in part, or the ownership interests of which are, directly or indirectly, controlled by, such Person or any other member or members of such Person’s family.

(c)          Leak Out of Full Restricted Shares. During the period commencing on the 2nd Trading Day following the date hereof and ending on the earlier of: (i) the time of release (whether by termination of an applicable leak-out agreement or otherwise), in whole or in part, of any securities of the Company from all, or any part, of any leak-out agreement, transfer or sale restrictions set forth in any Other Agreement or (ii) any breach by the Company of any term of this Agreement that is not cured within 5 business days following delivery of written notice of such breach by the Holder to the Company, neither the Holder, nor any of its Affiliates, collectively, shall sell, on any Trading Day, more Full Restricted Shares (which, for purposes of the calculation of the limitations set forth in this provision, shall be aggregated with any “Full Restricted Shares” designated in any Other Agreement entered into with the Holder) than (x) if prior to November 20, 2015, twenty percent (20%) of that day’s composite trading volume of the Common Stock as reported by Bloomberg, LP in excess of 500,000 shares of Common Stock, (y) if on or after November 20, 2015 and prior to January 20, 2016, as applicable: (A) five percent (5% ) of that day’s composite trading volume of the Common Stock as reported by Bloomberg, LP up to 250,000 shares of Common Stock, (B) ten percent (10%) of that day’s composite trading volume of the Common Stock as reported by Bloomberg, LP from 250,001 to 500,000 shares of Common Stock and (C) twenty percent (20%) of that day’s composite trading volume of the Common Stock as reported by Bloomberg, LP in excess of 500,000 shares of Common Stock and (z) if on or after January 20, 2016, twenty percent (20%) of that day’s composite trading volume of the Common Stock as reported by Bloomberg, LP (in each case, subject to adjustment for any stock splits or combinations, stock dividends, recapitalizations or similar event after the date hereof).

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(d)          Aggregate Leak Out Limit; Rollover Amounts; Exceptions. Notwithstanding anything herein to the contrary and until such date that a Holder no longer beneficially owns Exchange Shares, in no event shall the Holder, or any of its Affiliates, collectively, sell, on any Trading Day, more shares of any Common Stock received upon an exchange of any of the Preferred Stock (which, for purposes of calculating this limitation, shall be aggregated with any shares of Common Stock received pursuant to any Other Agreement entered into by the Holder) than twenty percent (20%) of that day’s composite trading volume of the Common Stock as reported by Bloomberg, LP (in each case, subject to adjustment for any stock splits or combinations, stock dividends, recapitalizations or similar event after the date hereof). Additionally, In the event that the Holder does not sell the maximum amount on any given Trading Day (the difference between the maximum amount permitted on a Trading Day and the amount actually sold, an “Unused Amount”), such Unused Amount may be added to the maximum amount permitted to be sold on a subsequent Trading Day or Trading Days; provided, however, that as to any such subsequent Trading Day on which an Unused Amount may be applied, the aggregate maximum amount permitted to be sold on any such subsequent Trading Day shall not be increased by more than fifty percent (50%) of the original amount permitted to be sold under this Section 7. The restrictions set forth in Sections 7(b), (c) and (d) shall not apply if the Company, in its sole discretion, as to any Holder, waives such restrictions provided that such waiver shall not be for the sale of more than 10,000 shares of Common Stock in the aggregate as to such Holder (subject to adjustment for any stock splits or combinations, stock dividends, recapitalizations or similar event after the date hereof).

(e)          Non-Circumvention. The Holder agrees not to make any transfers, dispositions or sales of any of the shares of Common Stock received upon exchange of the Preferred Stock, or take any other action in connection with such Common Stock, that would circumvent or contravene the intent of this Section 7. In the event the Holder sells, transfers or otherwise disposes of any of such shares of Common Stock to a third party (other than pursuant to open market sales on a securities market or automated quotation system), such third party shall enter into a similar agreement (including the leak out provisions) for the benefit of the Company and for purposes of the leak out provisions hereunder, when determining the maximum number of shares that may be sold on a given Trading Day, any leak out limits set forth in this Section 7 shall be allocated to the Holder and such third party proportionally based on the amount of securities transferred to such third party in relation to the total number of shares permitted to be sold hereunder prior to such transfer.

(f)          No Short Sales. So long as the Holder beneficially owns any Exchange Shares, neither the Holder, nor any of its Affiliates, collectively, shall sell “short” (as defined in Regulation SHO of the 1934 Act) any securities of the Company.

(g)          Exchange Share Reports. If requested by the Company, the Holder shall promptly deliver an e-mail or written report to the Company of all sales of Exchange Shares by the Holder for any period requested by the Company; provided, that the Company may make such request no more than once per calendar week.

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8.           TERMINATION.

In the event that the Closing shall not have occurred by on or before three (3) Business Days from the date hereof, due to the Company's or the Holder's failure to satisfy the conditions set forth in Sections 5 and 6 hereof (and the nonbreaching party's failure to waive such unsatisfied conditions(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party. Upon such termination, the terms hereof shall be null and void.

9.           MISCELLANEOUS.

(a)          Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)          Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c)          Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

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(d)          Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e)          Entire Agreement; Amendments. This Agreement shall supersede all other prior oral or written agreements among the Holder, the Company, their Affiliates and persons acting on their behalf with respect to the matters discussed herein and therein, and this Agreement, and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Holder, and any amendment to this Agreement made in conformity with the provisions of this Section 8(e) shall be binding on the Holder and the Company. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No consideration shall be offered or paid to any Other Holder to amend or consent to a waiver or modification of any provision of any of the Other Agreements unless the same consideration also is offered to the Holder.

(f)          Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Inventergy Global, Inc.
900 E. Hamilton Avenue, Suite 180

Campbell, CA 95008
Telephone:      (408) 389-3510
Facsimile:        (408) 389-3510

Email: joe@inventergy.com
Attention: Joe Beyers

With a copy (for informational purposes only) to:

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Telephone:
Facsimile:

Email:
Attention:

If to the Holder:

To the address set forth on the Holder’s Signature Page hereto.

(g)          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Preferred Shares.

(h)          No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i)           Survival. The representations, warranties and covenants of the Company and the Holder contained herein shall survive the Closing and delivery of the Exchange Shares.

(j)           Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)          No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(l)           Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the transactions contemplated hereby, if any.

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(m)          Independent Nature of Holder's Obligations and Rights. The obligations of the Holder under this Agreement are several and not joint with the obligations of any Other Holder, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any Other Agreement. Nothing contained herein or in any Other Agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement and the Company acknowledges that, to the best of its knowledge, the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

COMPANY:

INVENTERGY GLOBAL, INC

By:
Name:
Title:

[Signature Page to Exchange Agreement]

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

HOLDER:

By:
Name
Title

Street Address 1:
Street Address 2:
City, State, Zip:
Tel:
Email:
Number of Holder’s shares of Series A-1 Preferred Stock:
Number of Holder’s shares of Series A-2 Preferred Stock:
Number of Holder’s Exchange Shares:
Number of Partial Restricted Shares:
Number of Full Restricted Shares:

DWAC Instructions:
DTC #:
Account #:
Account Name:
Broker Firm/Name:
Broker Name:
Broker Phone:
Broker Email:

[Signature Page to Exchange Agreement]